Exhibit 23.1

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14 January 2022

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256819) and on Form S-8 (Nos. 33-62331, 333-217883, 333-26587, 333-160310, 333-124485 and 333-188910) of Glatfelter Corporation of our report dated 23 September 2021 relating to the financial statements of PMM Holding (Luxembourg) AG, which appears in this Current Report on Form 8-K/A.

/s/ Patrick Schon

PricewaterhouseCoopers, Société coopérative
Luxembourg, Grand Duchy of Luxembourg